Exhibit 10.2

$35,000,000

5.625% Fixed-to-Floating Rate Subordinated Notes Due 2026

OLD LINE BANCSHARES, INC.

PURCHASE AGREEMENT

August 10, 2016

Sandler O’Neill & Partners, L.P.

as the representative of the Initial Purchasers

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Old Line Bancshares, Inc.  (the “Corporation”), a Maryland corporation and the sole stockholder of Old Line Bank (the “Bank”), confirms its agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P., the initial purchasers set forth on Schedule 1 (the “Initial Purchasers”) for whom Sandler O’Neill & Partners, L.P., is acting as the representative (the “Representative”), with respect to the issue and sale by the Corporation and the purchase by the Initial Purchasers of $35,000,000 of 5.625% Fixed-to-Floating Rate Subordinated Notes due August 15, 2026 of the Corporation (the “Notes”).

The Corporation understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.  The Notes are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom.

The Corporation has prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum dated August  9, 2016 (the “Preliminary Offering Memorandum”) and has prepared and will deliver to the Initial Purchasers, as soon as practicable, but not later than August 11, 2016, copies of a final offering memorandum dated August 10, 2016 (the “Final Offering Memorandum”), each for use by the Initial Purchasers in connection with its solicitation of purchases of, or offering of, the Notes.  “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto, which has been prepared and delivered by the Corporation to the Initial Purchasers in connection with its solicitation of purchases of, or offering of, the Notes, and includes the Corporation’s Definitive Proxy Statement dated April 21, 2016, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”), and the Corporation’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016 filed with the Securities and Exchange Commission (the “Commission”) and any other documents incorporated by reference into the Offering Memorandum together with the other reports filed by the Corporation with the Commission that are incorporated by reference in the Offering Memorandum, as set forth therein under the caption “Incorporation by Reference; Where You Can Find More Information” (collectively, the “1934 Act Reports”).  References herein to the “Offering Memorandum” shall be deemed to include the 1934 Act Reports unless otherwise specifically provided. Capitalized terms used in this Agreement and not otherwise defined herein are as defined in the Offering Memorandum.

The Notes will be issued pursuant to an indenture to be dated as of August 15, 2016 (the “Initial Indenture”), as amended and supplemented by a supplemental indenture, to be dated as of August 15, 2016 (the “Supplemental Indenture,” and together with the Initial Indenture, the “Indenture”), between the Corporation and U.S. Bank National Association (the “Trustee”).  The Initial Purchasers and the Subsequent Purchasers will be entitled to the benefits of a registration rights agreement (the “Registration Rights Agreement”), by and between the Corporation and Sandler O’Neill & Partners, L.P., as the representative of the Initial Purchasers, pursuant to which the Corporation will agree to file one or more registration statements with the Commission providing for the registration of the offer and sale of the Notes under the 1933 Act and the rules and regulations of the 1933 Act (the “1933 Act Regulations”).

SECTION 1.	Representations and Warranties.

(a) The Corporation represents and warrants to Initial Purchasers as of the date hereof and as of the Closing Time, and agrees with each Initial Purchaser as follows:

(i) Similar Offerings.  The Corporation has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the offer and sale of the Notes to be registered under the 1933 Act.

(ii) Offering Memorandum and Other Materials.  The Offering Memorandum does not, and at the Closing Time will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with the written information furnished to the Corporation by the Initial Purchasers or by counsel or any other representative of an Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto) (the “Initial Purchasers’ Information”).

(iii) Incorporated Documents.  The 1934 Act Reports complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act” and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Offering Memorandum, at the date of this Agreement and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any pro forma financial statements and notes thereto and any other financial information included in the 1934 Act Reports that were not prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”) have been prepared in accordance with the Commission’s rules and guidelines with respect to the same and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and, with respect to any pro forma financial statements, the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv) Financial Statements.  The summary consolidated financial information included in the Offering Memorandum, together with the related schedules, notes and the financial statements contained in the 1934 Act Reports, present fairly in all material respects the financial position of the Corporation and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Corporation and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Offering Memorandum present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum and the books and records of the Corporation.  To the extent applicable, all disclosures contained in the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable.  The pro forma consolidated capitalization table included in the Offering Memorandum presents fairly in all material respects the information shown therein, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma information and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) Independent Accountants.  Dixon Hughes Goodman LLP (the “Accountants”) has audited the consolidated financial statements and supporting schedules of the Corporation included in the Offering Memorandum and in the 1934 Act Reports and is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. The Accountants are a registered public accounting firm, as defined by the Public Company Accounting Oversight Board, whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Corporation and to the knowledge of the Corporation, the Accountants are not and have not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the related rules and regulations of the Commission.

(vi) No Undisclosed Liabilities.  Neither the Corporation nor any of the Subsidiaries (as defined herein) has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or, to the knowledge of the Corporation, future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Corporation or any of the Subsidiaries giving rise to any such liability), except for liabilities set forth in the financial statements referred to in Section 1(a)(iv) above and  normal fluctuations in the amount of such liabilities occurring in the ordinary course of business of the Corporation and all of the Subsidiaries since the date of the most recent balance sheet included in such financial statements.

(vii) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(viii) No Material Adverse Change; Dividends.  Since the respective dates as of which information is given in the Offering Memorandum or the date of the latest 1934 Act Report, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change, or any development which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and the Subsidiaries, considered as one enterprise, or the consummation of the transactions contemplated hereby, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) any transaction entered into by the Corporation or any of the Subsidiaries, other than in the ordinary course of business, that is material to the Corporation and the Subsidiaries, considered as one enterprise, or (C) except for quarterly dividends on the Corporation’s common stock consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Corporation on any class of its capital stock.

(ix) Good Standing of the Corporation; Power and Authority. The Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; has corporate power and authority to own or lease and to operate its properties and to conduct its business as now being conducted and as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Indenture; and the Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve

System (the “Board”).  All of the issued and outstanding capital stock of the Corporation has been duly authorized and validly issued, is fully paid and nonassessable and none of the capital stock of the Corporation was issued in violation of the preemptive rights of any stockholder of the Corporation.  The Corporation is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not result in a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(x) Good Standing of the Subsidiaries.  Each of the Subsidiaries (as defined below) has been duly organized, is validly existing, is in good standing, has corporate power and authority to own or lease and to operate its properties and to conduct its business as now being conducted under the laws of its incorporation or formation and as described in the Offering Memorandum and the 1934 Act Reports and is  duly qualified as a foreign corporation or bank to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.  The Bank holds the requisite authority to do business as a state-charted bank under the laws of the jurisdiction of its incorporation.  Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Corporation, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The Bank is a member in good standing of the Federal Home Loan Bank System.  The only Subsidiaries of the Corporation are the Bank and Pointer Ridge Office Investments, LLC. For purposes of this Agreement, “Subsidiary” shall mean any corporation, association, business entity, partnership, limited liability company or other person of which the Corporation, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such entity or (ii) is entitled, by contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such entity’s board of directors or other governing body.

(xi) Bank Dividend Restrictions. Except as described in the Offering Memorandum, the Bank is not subject to any prohibition, directly or indirectly, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Corporation, from making any other distribution on the Bank’s capital stock, from repaying to the Corporation any loans or advances to the Bank from the Corporation or from transferring from the Bank property or assets to the Corporation other than under any order applicable to bank holding companies and their subsidiaries generally.

(xii) Deposit Insurance.  The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to the legal maximum; the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Corporation, threatened.

(xiii) Capitalization.  The authorized, issued and outstanding capital stock of the Corporation as of June 30, 2016 is as set forth in the Offering Memorandum under “Capitalization.”  Other than pursuant to exercises of options to purchase equity securities of the Corporation and the grant of restricted share of the Corporation’s common stock under its equity compensation plans, there have not been any subsequent issuances of capital stock of the Corporation since June 30, 2016; and there has not been any additional long term (i.e., a maturity greater than one year) borrowings by the Corporation except pursuant to Federal Home Loan Bank advances to the Bank or securities sold under agreements to repurchase incurred by the Bank in the ordinary course of its business.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Corporation.

(xv) Authorization of Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized and, at the Closing Time, will have been duly executed and delivered by, and, assuming the due authorization, execution and delivery of this Agreement by Sandler O’Neill & Partners, L.P., will constitute a valid and binding agreement of, the Corporation, enforceable against the Corporation in accordance with its terms, except as (i) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and (ii) rights to indemnification and contribution thereunder may be limited by applicable law (the “Enforceability Exceptions”).

(xvi) Authorization of Indenture.  The Indenture has been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.  The Indenture will conform in all material respects to the descriptions thereof contained in the Offering Memorandum, and, at the Closing Time, the Indenture will conform in all material respects with the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(xvii) Authorization of Notes. The Notes have been duly authorized by the Corporation.  At the Closing Time, the Notes will have been duly executed by the Corporation and, when authenticated in the manner provided for in the Indenture and paid for as provided in this Agreement, will, assuming the due execution and delivery of the Indenture by the Trustee, constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; and the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof in the Offering Memorandum.  Within 30 days of the Closing Time, the Exchange Notes (as defined in the Registration Rights Agreement) will have been duly authorized for issuance by the Corporation, and, when duly executed, authenticated, issued and delivered as contemplated in the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement), will, assuming the due execution and delivery of the Indenture by the Trustee, constitute valid and binding obligations of the Corporation, entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exemptions.

(xviii) Absence of Defaults and Conflicts.  Neither the Corporation nor any Subsidiary is  (A) in violation of its charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of its property or assets is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution and performance of this Agreement by the Corporation and the consummation of the transactions contemplated by this Agreement and the Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum) and compliance by the Corporation with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any property or assets of the Corporation or any of the Subsidiaries pursuant to, any of the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Corporation or any of the Subsidiaries, or violation by the Corporation or any of the Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Board, the FDIC or any state regulatory body with jurisdiction or authority over the Bank.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Corporation or any of the Subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness or obligations by the Corporation or any of the Subsidiaries.

(xix) Absence of Labor Dispute.  No labor dispute with the employees of the Corporation or any of the Subsidiaries exists or, to the knowledge of the Corporation, is imminent and the Corporation is not aware of any existing or imminent labor disturbance by the employees of any of the Corporation or the Subsidiaries, which may reasonably be expected to result in a Material Adverse Effect.

(xx) Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any of the Subsidiaries, which might reasonably be expected to result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which the Corporation or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxi) Intellectual Property.  Each of the Corporation and the Subsidiaries owns or possesses, can acquire on reasonable terms, or has the right to use adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap, “click and accept” or force placed software licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by them in connection with the business now operated by them or reasonably necessary in order to carry on such business, and neither the Corporation nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Corporation or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, single or in the aggregate, is likely to result in a Material Adverse Effect.

(xxii) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations hereunder, in connection with the offering, issuance or sale of the Notes or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act or state securities laws.

(xxiii) Possession of Licenses and Permits.  Each of the Corporation and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect; each of the Corporation and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Corporation or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  Neither the Corporation nor any of the Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to make such filing would not, individually or in the aggregate, have a Material Adverse Effect; all such filings were in material compliance with applicable laws when filed; and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxiv) Compliance with Laws.  The Corporation and each of the Subsidiaries are conducting their business in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements with, the Board, the FDIC and any applicable state regulatory authorities) applicable to it.

(xxv) OFAC.  Neither the Corporation nor any of the Subsidiaries, nor, to the Corporation’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation or any of the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not, and will cause all of the Subsidiaries not to, knowingly directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxvi) Compliance with Anti-Money Laundering Laws.  Neither the Corporation nor any of the Subsidiaries has violated, and the participation of the Corporation in the offering of the Notes contemplated hereby will not violate, any anti-money laundering laws applicable to the Corporation and the Subsidiaries, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, and no action, suit or proceeding by or before any court or governmental entity, authority or body or any arbitrator involving the Corporation with respect to such anti-money laundering laws is pending or, to the knowledge of the Corporation, threatened. The Corporation and each of the Subsidiaries has instituted and maintain policies and procedures designed to ensure continued compliance with anti-money laundering laws.

(xxvii) Title to Property.  The Corporation and the Subsidiaries have good and marketable title to all real property owned by the Corporation and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (“Liens”) except such as: (a) are described in the Offering Memorandum; (b) that secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities or reverse repurchase agreements; (c) mechanics liens and similar liens for labor, materials, services or supplies provided for such property and incurred in the ordinary course of business for amounts not yet delinquent or that are being contested in good faith; (d) statutory Liens for amounts not yet delinquent or that are being contested in good faith; (e) Liens for current taxes not yet due and payable; (f) pledges to secure deposits and other Liens incurred in the ordinary course of the business of banking; (g) Liens, imperfections of title, easements and other defects of title that are not reasonably likely to have a Material Adverse Effect on the Corporation or the Subsidiaries; (h) with respect to personal property reflected in the balance sheets contained in the financial statements contained in the 1934 Act Reports, (1) dispositions and encumbrances for adequate consideration in the ordinary course of business since the date of such balance sheets and/or (2) dispositions of obsolete personal property since the date of such balance sheets; (i) items of personal property that are held in any fiduciary or agency capacity; or (j) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Corporation or any of the Subsidiaries; and all of the leases and subleases material to the business of the Corporation and the Subsidiaries, considered as one enterprise, and under which the Corporation or any of the Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Corporation nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Corporation or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Corporation or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxviii) Investment Securities.  Each of the Corporation and the Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Corporation or any of the Subsidiaries and except for such defects in title or Liens that would not be material to the Corporation and the Subsidiaries.  Such securities are valued on the books of the Corporation and the Subsidiaries in accordance with GAAP.

(xxix) Derivative Securities. Except as has or would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Corporation or one of the Subsidiaries or for the account of a customer of the Corporation or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time.  The Corporation and each of the Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Corporation nor any of the Subsidiaries, nor, to the knowledge of the Corporation, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xxx) Investment Company.  The Corporation is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Environmental Laws.  Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Corporation nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife and laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Corporation and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Corporation or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxii) Taxes.  Each of the Corporation and the Subsidiaries has (A) timely filed all material foreign, U.S. federal, state and local tax returns, information returns, and similar reports that are required to be filed (or requests for extensions to file such returns have been timely filed, and have not expired), and all such tax returns are true, correct and complete in all material respects, (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (C) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxxiii) Insurance.  The Corporation and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Corporation reasonably believes are adequate for the conduct of the business of the Corporation and the Subsidiaries and the value of their properties and as are customary in the business in which the Corporation and the Subsidiaries are engaged; neither the Corporation nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and the Corporation has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(xxxiv) ERISA.  The Corporation and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Corporation or any of the Subsidiaries or ERISA Affiliates would have any liability; the Corporation and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Corporation and each of the Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Corporation or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Corporation or such Subsidiary is a member.

(xxxv) Statistical and Market Data.  The statistical and market related data contained in the Offering Memorandum and the 1934 Act Reports are based on or derived from sources which the Corporation believes, after reasonable inquiry, are reliable and accurate and such data agree with the sources from which they are derived. To the extent required, the Corporation has obtained written consent to the use of such data from the relevant third party sources.

(xxxvi) Relationship.  No relationship, direct or indirect, exists between or among the Corporation or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Corporation or any of the Subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Offering Memorandum, assuming such provisions were applicable to the Offering Memorandum, or any documents incorporated therein by reference and that is not so described.

(xxxvii) Internal Controls.  The Corporation and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Corporation’s most recent audited fiscal year, there has been (I) no significant deficiency or material weakness in the Corporation’s internal control over financial reporting (whether or not remediated) and (II) no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

(xxxviii) Disclosure Controls and Procedures.  The Corporation has disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Corporation and the Subsidiaries is made known to the Corporation’s principal executive officer and principal financial officer by others within the Corporation and the Subsidiaries to allow timely decisions regarding disclosure, and (B) as of June 30, 2016, are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Corporation’s disclosure controls and procedures described above, the Corporation is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.  Since the most recent evaluation of the Corporation’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxxix) Compliance with Sarbanes-Oxley.  There is and has been no failure on the part of the Corporation or any of the Corporation’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xl) Unlawful Payments.  Neither the Corporation nor any of the Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or other person associated with or acting on behalf of the Corporation or any of the Subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xli) Regulatory Enforcement Matters.  Neither the Corporation nor the Bank is subject or is party to, or has received any notice or advice that either of them may become subject or party to, any investigation with respect to any cease-and-desist order, supervisory letter, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Corporation or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Corporation or the Bank which is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Corporation or the Bank.

(xlii) Stabilization or Manipulation.  Neither the Corporation nor any of the Subsidiaries, nor any affiliates (as such term is defined in Rule 501(b) under the 1933 Act, “Affiliates”) of the Corporation or the Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(xliii) 144A Eligibility.  The Notes are eligible for resale to Qualified Institutional Buyers (as defined in Rule 144A (“Rule 144A”) under the 1933 Act, “QIBs”) pursuant to Rule 144A and will not be, at the Closing Time, (A) of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated inter-dealer quotation system, or (B) convertible or exchangeable into securities so listed or quoted at the Closing Time.

(xliv) No General Solicitation.  None of the Corporation or any of its Affiliates or any person acting on its behalf (other than the Initial Purchasers, as to whom the Corporation makes no representation) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.  None of the Corporation or any of its Affiliates has prepared, made, used, authorized, approved or distributed any communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the Offering Memorandum and the Investor Presentation with respect to the offering of the Notes dated August 2016.

(xlv) No Registration.  Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Corporation and any person granting such person any rights to require the Corporation to file a registration statement under the 1933 Act with respect to any securities (other than pursuant to the Registration Rights Agreement) or to include such securities in any registration statement to be filed pursuant to the Registration Rights Agreement.

(xlvi) Accurate Summary. The statements set forth in the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Indenture, are accurate summaries and fairly present the information called for with respect to such matters, in all material respects.

(xlvii) Fees.  Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Corporation or the Subsidiaries any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xlviii) Margin Stock. None of the issuance, sale or delivery of the Notes or the application of the proceeds thereof will violate any regulation of the Board, including Regulations T, U or X.

(b) Any certificate signed by any duly authorized officer of the Corporation and delivered to the Representative or to counsel for the Representative shall be deemed a representation and warranty by the Corporation to the Initial Purchasers as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Initial Purchasers; Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Corporation agrees to sell to the Initial Purchasers and the Initial Purchasers agree to purchase from the Corporation, the respective principal amount of the Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto, plus any additional amount of the Notes that such Initial Purchasers may become obligated to purchase pursuant to Section 11 hereof, in each case, subject to such adjustments as the Representative, in its sole discretion, shall make, at a price equal to 98.50% of the principal amount thereof.

(b) Deliveries of certificates for the Notes shall be made at the offices of Covington & Burling LLP at One CityCenter, 850 Tenth Street, NW, Washington, D.C., and payment of the purchase price for the Notes shall be made contemporaneously by the Initial Purchasers to the Corporation by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by the Representative and the Corporation, at no later than 10:00 a.m., New York, New York time, on August 15, 2016, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Corporation (such time and date of payment and delivery being herein called the “Closing Time”).  It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes, which it has agreed to purchase.  Sandler O’Neill & Partners, L.P., individually and not as the Representative, may (but shall not be obligated to) make payment of the purchase price for the Notes, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) Certificates for the Notes shall be in such denominations and shall be registered in such names as the Initial Purchasers may request in writing at least one business day before the Closing Time, which writing shall specify (i) in the case of the certificates to be issued in certificated form, if any, representing notes to be sold to institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, “Institutional Accredited Investors”), the names and denominations in which such certificates are to be registered, and (ii) in the case of the certificates to be issued in global form representing the notes to be sold to QIBs, the denomination of such certificates.  Any certificate representing the Notes in global form shall be registered in the name of Cede & Co. pursuant to an acceptable agreement with DTC.  All such certificates shall be made available for examination by the Initial Purchasers in New York, New York not later than 10:00 a.m. New York, New York time on the last business day prior to the Closing Time.

(d) Each of the Initial Purchasers represent and warrant to, and agrees with, the Corporation that it is an Institutional Accredited Investor.
SECTION 3.	Covenants of the Corporation. The Corporation covenants with the Initial Purchasers as follows:

(a) Offering Memorandum.  The Corporation, as promptly as possible, will furnish to the Representative, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto as the Representative may reasonably request.

(b) Additional Communications.  Before issuing, making, authorizing or approving any written communications regarding the Notes or the Offering Memorandum, the Corporation will furnish to the Representative a copy of such communication for review and will make such changes as the Representative may reasonably request.

(c) Notice and Effect of Material Events.  Prior to the completion of the placement of the Notes by the Representative, the Corporation will immediately notify the Representative, and confirm such notice in writing, of (i) any filing made by the Corporation or the Subsidiaries of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States, and (ii) any material information, event or circumstance which (x) makes any statement in the Offering Memorandum false or misleading or (y) is not disclosed in the Offering Memorandum.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Corporation, its counsel or the Representative or counsel to the Representative, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Corporation will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Representative an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Representative) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(d) Amendment to Offering Memorandum.  The Corporation will advise the Representative promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld.  Neither the consent of the Representative, nor the Representative’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(e) DTC.  The Corporation will cooperate with the Representative and use its best efforts to permit the Notes to be offered and sold to QIBs to be eligible for clearance and settlement through the facilities of DTC.

(f) Use of Proceeds. The Corporation will use the proceeds received by it from the sale of the Notes in the manner specified in the Offering Memorandum under “Use of Proceeds.”

(g) Blue Sky Compliance.  Each of the Corporation and the Subsidiaries shall, to the extent necessary, cooperate with the Representative and counsel for the Representative to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Notes for offer and sale, to the extent required, under the securities laws of any state of the United States and shall comply with such laws and continue such qualifications or registrations in effect so long as required for the distribution of the Notes.

(h) Lock-Up.  During the 180 day period after the Closing Time, the Corporation will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, the Notes, any security convertible into, exchangeable or exercisable for the Notes or any debt securities substantially similar to the Notes.

SECTION 4.	Payment of Expenses.

(a) Expenses.  The Corporation will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Initial Purchasers, (iv) the fees and disbursements of the Corporation’s counsel, accountants and other advisors and (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee.  The Corporation will reimburse the out-of-pocket expenses of the Representative incurred in connection with the offering of the Notes, including, without limitation, the fees and disbursements of counsel to the Representative (including fees and disbursements incurred in the qualification of the Notes under state securities laws and in connection with the preparation of a “blue sky survey, ” and any supplement thereto, such costs, fees and expenses not exceed $175,000 without the prior written consent of the Corporation, whether or not the offering of the Notes is consummated.

(b) Termination of Agreement.  If this Agreement is terminated in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Corporation shall reimburse the Representative for all of its out-of-pocket expenses, including, without limitation, legal fees and expenses, and marketing, syndication and travel expenses in an amount up to $175,000 or as otherwise previously consented to by the Corporation.

SECTION 5.	Conditions of Initial Purchasers’ Obligations.

The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Corporation contained in Section 1 hereof or in certificates of any officer of the Corporation delivered pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder, and to the following further conditions:

(a) Opinion of Outside Counsel for the Corporation.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Ober, Kaler, Grimes & Shriver, a Professional Corporation, counsel for the Corporation, in form and substance reasonably satisfactory to counsel for the Representative, and in substantially the form annexed hereto as Exhibit A.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Corporation or any of the Subsidiaries and certificates of public officials, and include customary assumptions and qualifications.

(b) Opinion of Counsel for Representatives.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Covington & Burling LLP, counsel for the Representative, with respect to the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may require.

(c) Certificates.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect, and the Initial Purchasers shall have received a certificate of the Chief Executive Officer, the President or any Vice President of the Corporation and of the Chief Financial Officer of the Corporation, dated as of the date on which the Closing Time occurs, to the effect that, (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Corporation has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(d) Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” in connection with transactions similar to that contemplated hereby with respect to the financial statements and certain financial information included in, or incorporated by reference into, the Offering Memorandum.

(e) Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from the Accountants a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(f) Additional Documents.  At the Closing Time, counsel for the Representative shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Corporation, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Corporation in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Representative.

SECTION 6.	Subsequent Offers and Sales of the Notes.

(a) Offer and Sale Procedures. The Initial Purchasers and the Corporation hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

(i) Offers and Sales Only to Institutional Accredited Investors and QIBs.  Offers and sales of the Notes will be made only by the Initial Purchasers or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the Initial Purchasers reasonably believe to be (A) QIBs or (B) other Institutional Accredited Investors and in each case in accordance with Rule 144A under the 1933 Act or another applicable exemption from registration under the 1933 Act.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Notes.

(iii) No Stabilization or Manipulation.  Neither the Corporation nor any of the Subsidiaries, nor any Affiliates of the Corporation or the Subsidiaries will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(iv) Purchases by Non-Bank Fiduciaries.  In the case of a Subsequent Purchaser that is a non-bank acting as a fiduciary for one or more third parties in connection with its purchase of Notes from an Initial Purchaser, in connection with an offer and sale to such a Subsequent Purchaser by the Initial Purchasers, each such third party shall, in the reasonable belief of the Initial Purchasers, be an Institutional Accredited Investor or a QIB.

(v) Subsequent Purchasers Notification.  The Initial Purchasers will take reasonable steps to inform any Subsequent Purchasers acquiring Notes in the United States that (A) the offer and sale of the Notes have not been and will not be registered under the 1933 Act, (B) the Notes are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) the Notes may not be offered, sold or otherwise transferred except (1) to the Corporation or any subsidiary thereof or (2) in compliance with (x) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Notes for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) another exemption from registration under the 1933 Act (including the exemption provided by Rule 144), if available.

(vi) Minimum Amount. No sale of the Notes to any one Subsequent Purchasers will be in a block of less than $1,000.00 principal amount.

(vii) Restrictions on Transfer.  The transfer restrictions and the other provisions of the Indenture, including the legend required thereby, shall apply to the Notes. Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers in compliance with the terms and procedures contained herein and in the Indenture, the Initial Purchasers shall not be liable or responsible to the Corporation for any losses, damages or liabilities suffered or incurred by the Corporation, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Note.

(viii) Delivery of Offering Memorandum.  The Initial Purchasers will deliver to each Subsequent Purchaser of the Notes from the Initial Purchasers, in connection with its original distribution of the Notes, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

(b) Covenants of the Corporation. The Corporation covenants with the Initial Purchasers as follows:

(i) Due Diligence.  In connection with the original distribution of the Notes, the Corporation agrees that, prior to any offer or sale of the Notes by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Corporation and the Subsidiaries.  The Corporation also agrees to provide answers to each prospective Subsequent Purchaser who so requests concerning the Corporation and the Subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Notes, as provided in the Offering Memorandum.

(ii) Integration.  The Corporation agrees that it will not, and will cause its Affiliates not to, make any offer or sale of securities of the Corporation of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Corporation to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.

(iii) Rule 144A Information.  The Corporation agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the 1933 Act, for a period of one year after the Closing Time, while any of the Notes remain outstanding during such one-year period, the Corporation will make available, upon request, to any holder of Notes or prospective Purchasers of Notes the information specified in Rule 144A(d)(4), unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iv) Restriction on Repurchases.  Until the expiration of one  year (or such shorter period as may hereafter be required pursuant to Rule 144(b)(1) under the 1933 Act (or similar successor rule)) after the original issuance of the Notes, the Corporation will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Notes which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise unless, immediately upon any such purchase, the Corporation or any Affiliate shall submit such Notes to the Trustee for cancellation.

SECTION 7.	Indemnification.

(a) Indemnification of Initial Purchasers.  The Corporation agrees to indemnify and hold harmless (x) each Initial Purchaser, (y) each person, if any, who controls each Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each such person, a “Control Person”) and (z) the respective partners, directors, officers, employees and agents of each Initial Purchaser or any Control Person as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, included in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto); provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Corporation; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, included in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), to the extent that any such expense is not paid under (i) or (ii) above;

provided, that the indemnification provisions set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Initial Purchasers’ Information.

(b) Indemnification of the Corporation and Their Directors and Officers.  The Initial Purchasers agree to indemnify and hold harmless the Corporation and each of its directors and officers, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with the Initial Purchasers’ Information.

(c) Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld.  In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with this Section 7 or with Section 8 hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.	Contribution.

In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 7 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Corporation, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Corporation and the total discounts received by the Initial Purchasers, bear to the aggregate initial offering price of the Notes.

The relative fault of the Corporation, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Corporation and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes were sold by it to Subsequent Purchasers exceeds the amount of any damages which the Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and each officer and director of the Corporation, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Corporation.

SECTION 9.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Corporation submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or controlling person, or by or on behalf of the Corporation, and shall survive delivery of the Notes to the Initial Purchasers.

SECTION 10.	Termination of Agreement.

(a) Termination; General.  The Representative may terminate this Agreement, by notice to the Corporation, at any time at or prior to the Closing Time if, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum: (i) there has occurred any Material Adverse Effect; (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes; (iii) trading generally on the New York Stock Exchange or NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority; or (iv) a banking moratorium has been declared by federal or Maryland authorities.

(b) Liabilities.  If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7 and 8, 12, 13, 14, 15, 16 hereof and this Section 10(b) shall survive such termination and remain in full force and effect.

SECTION 11.	Default by One or More of the Initial Purchasers

If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Notes that it or they are obligated to purchase under this Agreement (the “Defaulted Amount”), the Representative shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial Purchasers, to purchase all, but not less than all, of the Defaulted Amount of the Notes in such amounts as may be agreed upon and upon the terms set forth herein.  If, however, the Representative shall not have completed such arrangements within such 48-hour period, then:

(a) if the Defaulted Amount does not exceed 10% of the aggregate dollar amount of Notes to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Initial Purchasers; or

(b) if the Defaulted Amount exceeds 10% of the aggregate dollar amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchasers.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchasers from liability with respect to its default.

In the event of any default which does not result in a termination of this Agreement, either:  (i) the Representative; or (ii) the Corporation shall have the right to postpone the Closing Time for a period not exceeding seven business days in order to effect any required changes in the Offering Memorandum or any other documents or arrangements.  As used herein, the term “Initial Purchasers” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) where delivered by hand, at the time of delivery as evidenced by written acknowledgment of receipt by the addressee; and (ii) where dispatched by registered or certified U.S. mail, return receipt requested, postage prepaid, on acknowledgment of receipt by or on behalf of the recipient, but if such delivery or receipt is on a day on which commercial businesses are not generally open for business in the place of receipt or is later than 5:00 p.m. (local time) on any day, the notice shall be deemed to have been given and served on the next day on which commercial businesses are generally open for business in the place of receipt.

Notices to the Initial Purchasers shall be directed to Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Jennifer Docherty, with a copy to Covington & Burling LLP, 850 Tenth Street NW, Washington DC 20001, Attention: Frank M. Conner III; and notices to the Corporation shall be directed to Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 20716, Attention:Mark A. Semanie, Executive Vice President and Chief Operating Officer, with a copy to Ober|Kaler, 100 Light Street, Baltimore, Maryland 21202, Attention:  Frank C. Bonaventure, Jr.

SECTION 13.	Parties.

This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Corporation and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Corporation, and their respective successors and assigns and the controlling persons and partners, officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Corporation and their respective successors, and said controlling persons and partners, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No Subsequent Purchasers shall be deemed to be a successor by reason merely of their purchase of any Notes from an Initial Purchaser.

SECTION 14.	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

THE CORPORATION ON BEHALF OF ITSELF AND THE BANK, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  THE CORPORATION ON BEHALF OF ITSELF AND THE BANK IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 15.	Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.	Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Corporation a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Corporation in accordance with its terms.

Very truly yours,

OLD LINE BANCSHARES, INC.

By:

Name:

Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:  Sandler O’Neill & Partners Corp.,

       The sole general partner

By:

Name:

Title:

SCHEDULE I

Initial Purchasers	Principal Amount of the Notes

Sandler O’Neill & Partners, L.P.	$26,250,000
Keefe, Bruyette & Woods, Inc.	$8,750,000

EXHIBIT A

Form of Company Counsel Opinion

The opinion pursuant to Section 5(a) of the Agreement shall be reasonably satisfactory to the Representative and its counsel and shall be to the effect that:

(a)

The Corporation is a corporation validly existing and in good standing under the laws of the State of Maryland with the corporate power and authority to own or lease and operate its properties and to conduct its business as now being conducted and as described in the Offering Memorandum and the 1934 Act Reports and to enter into and perform its obligations under the Opinion Documents.  The Corporation is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined below).

(b)

The Bank is validly existing as a Maryland trust company with all the powers of a commercial bank and is in good standing under the laws of the State of Maryland, and the Bank has the power and authority to own or lease its properties and conduct its business as now being conducted and as described in the Offering Memorandum and the 1934 Act Reports.  The Bank is duly qualified as a foreign corporation or bank to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.  The Bank holds the requisite authority to do business as a state-charted bank under the laws of the State of Maryland.

(c)

Pointer Ridge is a limited liability company validly existing and in good standing under the laws of the State of Maryland with the limited liability company power and authority to own or lease and operate its properties and to conduct its business as described in the Offering Memorandum and the 1934 Act Reports.

(d)

Based on our review of the Corporation’s records and the Opinion Certificate, the authorized, issued and outstanding capital stock of the Corporation as of June 30, 2016, is as set forth in the Offering Memorandum under “Capitalization.”

(e)

The Purchase Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms

(f)

The Registration Rights Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms.

(g)

The Indenture has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms.

(h)

The Corporation has duly authorized the issuance of the Notes.  When duly executed by the Corporation, authenticated by the Trustee in the manner provided for in the Indenture and delivered by the Corporation to the Initial Purchasers against payment therefor as described in the Purchase Agreement, the Notes will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.  The Notes are in the form contemplated by, and are entitled to the benefits of, the Indenture and conform in all material respects to the descriptions thereof in the Offering Memorandum under the caption “Description of the Notes.”

(i)

The statements set forth in the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the legal matters referred to therein, have been reviewed by us and are, in all material respects, fair and accurate summaries of such matters.

(j)

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Federal or Maryland governmental authority that in our professional experience normally has jurisdiction over transactions of the type contemplated by the Purchase Agreement, or, to our knowledge, any court, is necessary or required for the performance by the Corporation of its obligations under the Purchase Agreement, in connection with the Corporation’s issuance and sale of the Notes or the Corporation’s consummation of the transactions contemplated by the Purchase Agreement, except (i) those obtained or made on or prior to the date hereof; (ii) filings, authorizations, approvals, consents, licenses, orders, registrations or qualifications required in connection with the ordinary course of conduct by Corporation of its businesses and ownership or operation by the Corporation of its assets; and (iii) the written prior approval of the Maryland Commissioner of Financial Regulation required in order for the Bank to pay dividends to the Corporation until December 5, 2016.

(k)

We do not currently represent the Corporation in any pending or threatened legal or governmental proceedings or regulatory enforcement actions that would be required to be described in the 1934 Act Reports that are not so described as required.

(l)

The execution and delivery of the Purchase Agreement and the Indenture by the Corporation, the Corporation’s issuance and delivery of the Notes, and the consummation by the Corporation of the transactions contemplated by the Purchase Agreement and the Indenture, and compliance by the Corporation with the terms of the Purchase Agreement and the Indenture, do not and will not (i) result in any violation of the Organizational Documents or (ii) conflict with, result in a breach of any of the terms or provisions of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or the Bank under, (A) to our knowledge, any indenture, mortgage or loan agreement, or any other agreement or instrument to which the Corporation or the Bank is a party or by which the Corporation or the Bank may be bound or to which any of their properties may be subject, (B) any Applicable Law (as defined) or (C) to our knowledge (and without having ordered or reviewed any judgment, lien or other searches, either in the public domain or of the Corporation, the Bank or their properties), any judgment, order or decree of any authority or court having jurisdiction over the Corporation or the Bank or any of their respective properties, asset or operations, except, in each of clauses (A), (B) and (C), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect.

(m)

To our knowledge, there are no contracts, agreements or understandings among the Corporation and any person granting such person any rights to require the Corporation to file a registration statement under the 1933 Act with respect to any securities (other than pursuant to the Registration Rights Agreement) or to include such securities in any registration statement to be filed pursuant to the Registration Rights Agreement.

(n)

The Corporation is not, and upon the issuance and sale of the Notes and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

Such counsel shall also indicate that, in the course of its representation of the Corporation, it has reviewed and discussed the contents of the Offering Memorandum with certain officers and employees of the Corporation and with the Corporation’s accountants.  Such counsel may indicate that while it has not independently verified, and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any of the statements contained in the Offering Memorandum, nothing has come to its attention that would lead it to believe that the Offering Memorandum (other than the financial statements, notes to financial statements, schedules and other financial, statistical or accounting data included therein or omitted therefrom, as to which it need express no view), as of its date or the date of issuance of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.